YTB INTERNATIONAL ENDS 2007 ON HIGH NOTE

WOOD RIVER, IL, December 20, 2007 - YTB International, Inc. (OTC PK: YTBLA) ('YTB' or the 'Company'), a leading provider of Internet-based travel booking services for travel agencies and home-based independent representatives in the United States, is calling 2007 its best year ever, and is looking forward to continued success in 2008.

“Thanks to the hard work and commitment of our RTAs, 2007 has been a record-breaking year for YTB. We saw our first consecutive quarters of profitability with record revenue and net income. In addition, we more than doubled the size of our RTA network to more than 135,000 RTAs, reaching every state in the U.S. and Puerto Rico,” said Scott Tomer, chief executive officer of YTB International. “We plan to build on this foundation in 2008 by expanding into Canada, offering fantastic tour packages for the Beijing Olympics, and continuing to improve our training programs and transactional systems, as well as many other new initiatives and opportunities.”

Some of the company’s highlights for the year include the following:

•	Increasing total revenue for the nine months ended September 30, 2007 by 207.6% to $95.9 million, compared to $31.2 million for the same period last year;
•	Being named by Travel Weekly as one of the top eleven leisure travel agencies and one of the 35 largest travel agencies overall for 2006;
•	Having YTB International President, J. Kim Sorensen, named by Travel Weekly as one of the 33 most influential people in the travel industry;
•	Holding a record-setting cruise “sail-a-thon,” booking more than 12,000 passengers in less than 24 hours;
•	Rolling out “YTB E-Campus,” designed by Dr. Marc Mancini, one of the travel industry’s most highly respected speakers, educators and consultants;
•	Adding 93 new YTB Sales Directors between January 1, 2007 and December 17, 2007; and,
•	Exceeding $225 million in travel sales for 2006 and already more than doubling that figure for 2007.

“This has been a great year for YTB,” continued Tomer. “We’ve put a fantastic team in place from our executive staff to legal and communications partners, and, of course, our representatives in the field, who are really the heart and soul of YTB and the new face of travel on the Internet.”

About YTB International

Recognized as the 35th largest seller of travel in the U.S. in 2006 by Travel Weekly, YTB International, Inc. provides Internet-based travel booking services for travel agencies and home-based independent representatives in the United States, Puerto Rico, and the US Virgin Islands. It operates through three subsidiaries: YourTravelBiz.com, Inc., YTB Travel Network, Inc., and REZconnect Technologies, Inc. YourTravelBiz.com division focuses on marketing online travel agencies through a nationwide network of independent business people, known as 'Reps.' YTB Travel Network division establishes and maintains travel vendor relationships, books travel transactions of online travel agents (RTAs, now numbering more than 135,000), collects travel commissions and pays sales commissions. Each RTA sells travel through a personalized Internet-based travel website. The REZconnect Technologies division builds online reservation systems for suppliers within the travel industry. For more information, visit .

Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

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Media Contact:
Greg Wilson
Levick Strategic Communications for YTB International, Inc.
Phone: 202.973.1328
Mobile: 202.210.6201
Email: gwilson@levick.com

Investor Contact:
Garth Russell / Yemi Rose
KCSA Worldwide for YTB International, Inc.
Phone: 212.896.1250 / 212.896.1233